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October  , 2001

Boston Financial Data Services, Inc.
Legal Department
2 Heritage Drive
Quincy, MA 02167

Dear Sir or Madam:

This is to advise you that Credit Suisse Institutional Fund, Inc. has established three (3) new series of shares of beneficial interest to be known as Select Equity Portfolio, Capital Appreciation Portfolio, Small Cap Value Portfolio. In accordance with the Additional Funds provision of Transfer Agency and Service Agreement dated February 1, 2001 between BOSTON FINANCIAL DATA SERVICES, INC. ("Boston Financial") and EACH OF THE PARTIES, INDIVIDUALLY AND NOT JOINTLY, AS INDICATED ON THE SCHEDULES A-1 AND A-2 (the "Fund"), the Fund hereby requests that you act as Transfer Agent of the new series under the terms of the Agreement.

                  Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

EACH OF THE PARTIES, INDIVIDUALLY
AND NOT JOINTLY, AS INDICATED ON
THE SCHEDULES A-1 AND A-2


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Accepted by:

BOSTON FINANCIAL DATA SERVICES, INC.


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